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                                                            Exhibits 5 and 23(a)

                      Milbank, Tweed, Hadley & McCloy LLP

                                 August 9, 2002

Seminis, Inc.
2700 Camino del Sol
Oxnard, California  93037-7967


            Re: Registration Statement on Form S-8 of Seminis, Inc. Relating to the Issuance of Shares of Class A Common Stock Pursuant to the Seminis, Inc. 1998 Stock Option Plan, as Amended and Restated

Ladies and Gentlemen:

        We have acted as counsel to Seminis, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering of up to 3,677,150 shares of the Company's Class A Common Stock (the "Shares") to be issued pursuant to the provisions of the Seminis, Inc. 1998 Stock Option Plan, as Amended and Restated (the "Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

        We are of the opinion that when:

        (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with;

        (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares; and

        (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $.01 per share;

the Shares will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Milbank, Tweed, Hadley & McCloy LLP



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